SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Peerless Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 16, 2005
To our Stockholders:
     We have just concluded a very important year of developing new technology for the imaging marketplace. We continued the investment in advanced technology and new products. We successfully completed the insertion of our multi-function product (MFP) and high performance color technologies into a new controller, Everesttm, and then launched the product into the dealer channels.
     As a result of these research and development investments and the launch of the Everest controller, we were also able to enter into a new development relationship with Kyocera Mita Corporation (Kyocera Mita). This new relationship provides the opportunity for incorporation of Peerless technology into Kyocera Mita’s products and has the potential for improved revenues in future years. This new relationship also requires us to maintain an experienced turnkey development staff for future years.
     While our customers continued their push into the color equipment market, we developed additional new imaging and networking technologies designed to add functionality and simplicity to these emerging product lines. Our strategy is to expand our revenues by capitalizing on our new technologies and licensing them to other original equipment manufacturers (OEMs) via our software development kit methodologies.
     Growing demand for color performance within the office environment continues to be an important strategic opportunity for printer and MFP OEMs. It also has created an extremely competitive environment, with OEMs moving quickly to release new products that address the changing demands of their traditional monochrome customers. We believe our new Sierra technology suite, which was established to accelerate OEMs’ product development cycles and improve equipment performance, could represent a critical, long-term development tool for our customers.
     Key highlights during fiscal 2005 included:

•	Shipment of the first of Everest MFP controllers into the dealer channels for distribution to end users.

•	Just after the close of the fourth quarter we signed a Memorandum of Understanding with Kyocera Mita for the development of a forthcoming line of Kyocera Mita printers and MFPs.

•	An Institutional Investor Services assessment score of 99.7 percentile for good governance.
     In this proxy statement, we are asking for your support in the following areas:

•	The election of the members of the Board of Directors.

•	The ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm.

•	The approval of our 2005 Incentive Award Plan.
     Please note that our ability to grant options under the 2005 Incentive Award Plan will play an important role in retaining and expanding our talented and experienced staff. We therefore request a “Yes’ vote on the 2005 Incentive Award Plan and believe that it aligns stockholder and employee interests.
     You are invited to attend the 2005 Annual Meeting of Stockholders of Peerless Systems Corporation to be held at our corporate headquarters on Thursday, June 30, 2005, at 2:00 p.m. Pacific Daylight Time. We look forward to seeing you there.
     Thank you for your continued support, and I look forward to updating you on forthcoming developments during fiscal 2006.

Best regards,

Howard Nellor
President and CEO
Peerless Systems Corporation

PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue
El Segundo, CA 90245
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 30, 2005
Dear Stockholder:
      You are invited to attend the Annual Meeting of Stockholders of Peerless Systems Corporation (the “Annual Meeting”), a Delaware corporation (the “Company”), which will be held on June 30, 2005, at 2:00 p.m. Pacific Daylight Time at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California, 90245 for the following purposes:

1. To elect four directors to serve for the ensuing year and until their successors are elected.

2. To approve the Peerless Systems Corporation 2005 Incentive Award Plan.

3. To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors of the Company has fixed the close of business on May 3, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Accompanying this Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders is a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”). You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website located at www.peerless.com.
      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed. You can also vote your shares over the Internet or by telephone. Voting instructions for Internet and telephone voting are printed on the proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder (i.e., your broker) a legal proxy issued in your name.

By Order of the Board of Directors

William R. Neil
Vice President, Finance, Chief Financial Officer and Secretary
El Segundo, California
May 16, 2005

2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PEERLESS SYSTEMS CORPORATION
2381 Rosecrans Avenue
El Segundo, CA 90245
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 30, 2005
SOLICITATION OF PROXIES
      The enclosed proxy is solicited on behalf of our Board of Directors (the “Board of Directors”) for the Company’s Annual Meeting to be held on Thursday, June 30, 2005 at 2:00 p.m. Pacific Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at the Company’s headquarters located at 2381 Rosecrans Avenue, El Segundo, California 90245. Directions and a map to the Company’s headquarters can be found at our website located at www.peerless.com. The Company intends to mail this proxy statement and the accompanying proxy card, and our Annual Report on Form 10-K on or about May 16, 2005 to all stockholders entitled to vote at the Annual Meeting. You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website.
      All shares of our common stock, par value $0.001 (“Common Stock”) that are entitled to vote and that are represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	The election of the four nominees listed in the proxy to serve on our Board of Directors;

•	The approval of the Peerless Systems Corporation 2005 Incentive Award Plan; and

•	The ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006.
      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.
      The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. The Company has retained MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.
Voting Electronically via the Internet or by Telephone
      Stockholders also have the choice of voting over the Internet or using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 10:00 a.m. Pacific Daylight Time the morning before the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate you as a stockholder and to allow you to confirm that your instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy card in the self-addressed postage paid envelope provided.
      If you vote via the Internet or telephone, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that you must bear these costs. If you vote by Internet or telephone, you need not return a proxy card by mail.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
      Any written notice of revocation or subsequent proxy should be sent to Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245, Attention: Secretary, or hand delivered to our Secretary at or before the voting at the Annual Meeting.
      If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to such bank, broker or other nominee. Your voting instruction card should include this information. Please note that if a broker, bank or other nominee is the record holder of your shares and you decide to attend and vote at the Annual Meeting, your in-person vote at the Annual Meeting will not be effective unless you have obtained and present a legal proxy issued in your name from the record holder.
VOTING RIGHTS AND OUTSTANDING SHARES
      Only stockholders of record as of the close of business on May 3, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 3, 2005, the Company had 16,397,584 shares of Common Stock (exclusive of 150,000 shares of Common Stock held in treasury) issued and outstanding and 123 holders of record. Each holder of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
      The Company’s Bylaws (the “Bylaws”) provide that a majority of all of the shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Shares of our Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.
      For the election of the nominees to the Board of Directors, the four nominees receiving the highest vote totals will be elected. Accordingly, abstentions will not affect the outcome of the election of the nominees to the Board of Directors. The election of directors is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.
      For the approval of the Peerless Systems Corporation 2005 Incentive Award Plan (the “2005 Plan”), the majority of the total votes cast is required. Abstentions will have no effect on the required vote. The approval of the 2005 Plan is not a matter on which a broker or other nominee has discretionary voting authority. Accordingly, broker non-votes will result when a broker or nominee is not instructed to vote on the proposal, but the broker non-votes will not have an effect on the required vote, as they will be neither a vote for nor against the 2005 Plan.
      The majority of the total votes cast is required to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending January 31, 2006. Abstentions will have no effect on the required vote. The ratification of Ernst & Young LLP is a matter on which a broker or other nominee has discretionary voting authority. Accordingly, no broker non-votes will result from this proposal.
      The Board of Directors recommends you vote “FOR”:

•	The election of the four nominees to our Board of Directors;

•	The approval of the Peerless Systems Corporation 2005 Incentive Award Plan; and

•	The ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm.
      In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting, and for 10 days prior to the Annual Meeting at our corporate headquarters located at 2381 Rosecrans Avenue, El Segundo, CA 90245, between the hours of 9 a.m. and 4 p.m. local time.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
      Our Nominating and Corporate Governance Committee has nominated four nominees for the four positions presently authorized for the Board of Directors in accordance with the Company’s Certificate of Incorporation and Bylaws. The nominees include the four current directors, each of whom was elected by the stockholders to his present term. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director’s death, resignation or removal.
      The names and certain information concerning the persons nominated by the Nominating and Corporate Governance Committee to serve as directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the nominees named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating and Corporate Governance Committee. The following information regarding the nominees, each of whom is currently a director, is relevant to your consideration of the slate proposed by the Nominating and Corporate Governance Committee.

Director Nominees
      The names of the nominees and certain information about them as of May 3, 2005 are set forth below:

		Principal Occupation/
Name	Age	Position Held with the Company

Robert G. Barrett	60	Director
Louis C. Cole	61	Director
Howard J. Nellor	66	Director, President and Chief Executive Officer
Thomas G. Rotherham	55	Director
      Robert G. Barrett has served the Company as a director since March 1991. Mr. Barrett has been a general partner of Financial Technology Ventures, a venture capital fund specializing in financial technologies, since February 2002. Prior to joining Financial Technology Ventures, he was a founder and a managing partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment, from 1984 to January 2000. Between January 2000 and February 2002, Mr. Barrett consulted at various high-tech companies. Presently, Mr. Barrett serves as a director of Brooktrout Technology, Inc., an electronic components manufacturer and Nasdaq listed company, Corillian Corporation, a financial services software company also listed on Nasdaq, and several privately held high technology companies. Mr. Barrett received an A.B. in History and an M.B.A. from Harvard University.
      Louis C. Cole has served the Company as a director since June 2001. From July 1989 until his retirement in May 2001, Mr. Cole served as President, Chief Executive Officer and Chairman of the Board of Legato Systems, Inc., an enterprise storage management software company listed on Nasdaq. Prior to joining Legato, Mr. Cole was a founder of Combinet, Inc., a pioneer in the development of ISDN solutions that was acquired by Cisco Systems in 1995. Before founding Combinet, Mr. Cole served as Executive Vice President of Novell, Inc., with responsibility for all operations divisions. Prior to joining Novell, Inc., Mr. Cole was President of CXI, Inc., which was acquired by Novell in 1987. Before serving at CXI, Mr. Cole spent five years with National Advanced Systems as Vice President of Corporate Services, and eight years at Fairchild Camera and Instrument in a variety of Information Services management positions. He currently serves on the board of directors for several privately held companies. Mr. Cole holds a B.S. in Mathematics and Education from Edinboro University of Pennsylvania.
      Howard J. Nellor has served the Company as a director and as our President and Chief Executive Officer since November 2000. From April 2000 through October 2000, Mr. Nellor served the Company as our interim President and Chief Executive Officer. From 1997 to April 2000, Mr. Nellor was a consultant to the Company, during which time he focused on business process re-engineering and software product development. Mr. Nellor has 43 years of experience in the development of high technology products. He has held numerous management positions over the course of his career. From 1987 to April 2000, Mr. Nellor managed his own consulting company and, during the 13 years of consulting, he worked with clients primarily to assist in the management of crisis and turnaround situations. These consulting assignments were in high technology fields and included software, robotics, hardware, systems engineering, executive management training and development, customer service, and general accounting. Mr. Nellor’s assignments frequently required the stabilization of corporate performance in companies undergoing management changes. He also has extensive education and training in organizational development. Mr. Nellor’s experience includes over 20 years with TRW, Inc., including communication satellite program management and many internal technical management positions. He holds a B.S. in Engineering from the University of Nebraska and an M.B.A. from Pepperdine University.
      Thomas G. Rotherham has served the Company as a director since May 2004 and is a Certified Public Accountant. He retired as Chief Executive Officer and President of RSM McGladrey, Inc., a business services firm offering mid-sized companies business and tax consulting, wealth management, retirement resources, payroll services and corporate finance resources, in July 2003, a position he held since April 2000. From 1997 to April 2000, Mr. Rotherham served as Chief Operating Officer of McGladrey & Pullen, LLP (M&P), a leading national CPA firm, and as a member of the office of the managing partner of M&P. Mr. Rotherham was the SEC Coordinator for M&P for eight years and served as head of M&P’s national audit and accounting practice. Mr. Rotherham also served as Chairman of the RSM Executive Management Committee as a Board Member of RSM International, the sixth largest worldwide accounting and consulting organization. He also was a member of the RSM International Professional Standards Committee. Mr. Rotherham was an inaugural member of the Financial Accounting Standard Board’s Emerging Issues Task Force, a member of the American Institute of Certified Public Accountants (AICPA) SEC Regulations Committee and a member of the AICPA SEC Practice Section Executive Committee. Mr. Rotherham is also a director of Accredo Health, Incorporated, a provider of contract pharmacy and treatment services for certain chronic diseases and a Nasdaq listed company, and the director of two privately held companies.
      There are no family relationships among the directors and officers and no director has any understanding between him and any other persons(s) pursuant to which such director was elected.
Independence of the Board of Directors
      Our Board of Directors has determined that each of Messrs. Barrett, Cole and Rotherham is independent as defined under applicable Nasdaq listing standards and our Bylaws. Since the annual meeting held for the Company’s fiscal year 2002, a majority of the Company’s directors has been independent. Our Bylaws require that the Company have a majority of independent directors — subject to certain hardship exceptions. The Board also determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committee is “independent” as required by the applicable Nasdaq listing standards. The Board determined that Mr. Nellor is not independent pursuant to the applicable listing standards due to his employment as our President and Chief Executive Officer.
Board of Directors’ Committees and Meetings
      During the fiscal year ended January 31, 2005, the Board of Directors held eight meetings and acted by written consent on three occasions. During the fiscal year ended January 31, 2005, the independent directors regularly met in executive session without the presence of a non-independent director. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A copy of the charter for each of these committees can be found at our website, www.peerless.com on the Investor Relations page, under the Executive Team — SEC Filings/ Corporate Governance link. During the fiscal year ended January 31, 2005, each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a director or committee member, respectively; except that Mr. Cole attended 40% of the Audit Committee meetings. None of the current directors attended the 2004 annual meeting of the stockholders. In March 2004, the Board of Directors approved a policy that the Company expects that each director will make every effort to attend the annual stockholders’ meeting, subject to his respective business and personal obligations.
      Audit Committee. The Audit Committee consists of Messrs. Rotherham (Chairman), Barrett and Cole, each of whom meets the independence and other requirements of the applicable Nasdaq listing standards, SEC rules, and our Bylaws. Mr. Rotherham replaced our former director, Robert L. North as the Chairman of the Audit Committee in May 2004 upon Mr. North’s resignation as a director of the Company. The Board of Directors has determined that Mr. Rotherham meets the definition of an audit committee financial expert, as set forth in Item 401(h)(2) of SEC Regulation S-K and meets the financial sophistication requirements of the Nasdaq listing standards. During the fiscal year ended January 31, 2005, the Audit Committee held five meetings and acted by written consent on one occasion. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in June 2003. In accordance with its current charter, the Committee’s responsibilities currently include direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor, as well as:

•	reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel;

•	meeting with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed in the audit and the staffing of the audit;

•	reviewing and discussing with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the annual audited financial statements with management and the independent auditor;

•	reviewing with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•	discussing with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any;

•	discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect;

•	recommending to the Board that the audited financial statements be included in the Company’s Annual Report;

•	discussing with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving, if determined, all related party transactions;

•	discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies;

•	discussing with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements;

•	discussing with management the Company’s policies with respect to risk assessment and risk management;

•	setting clear hiring policies for employees or former employees of the Company’s independent auditor;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the Audit Committee Report for inclusion in each of the Company’s annual proxy statements; and

•	performing an annual evaluation of the performance of the Committee.

      Compensation Committee. The Compensation Committee also consists of Messrs. Barrett (Chairman), Cole and Rotherham. Mr. Rotherham replaced Mr. North as a member of the Compensation Committee in May 2004. The responsibilities of the Compensation Committee include oversight, development and administration of the total compensation program for executive officers and other key employees, and oversight of the Company’s incentive and equity plans and other employee benefit plans. The Compensation Committee has sole power to determine the compensation of our Chief Executive Officer and is charged with determining the compensation of all other executive officers of the Company. During the fiscal year ended January 31, 2005, the Compensation Committee held four meetings and acted by written consent on one occasion.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which also consists of Messrs. Cole (Chairman), Barrett and Rotherham, develops the policy on the size of the Board of Directors, reviews potential candidates for Board of Directors membership and exclusively makes nominations for persons to serve on the Board of Directors. It is also charged with developing and recommending appropriate corporate governance standards and evaluating the effectiveness of the Board of Directors. During the fiscal year 2005, the Nominating and Corporate Governance Committee held one meeting. Mr. Rotherham replaced Mr. North as a member of the Nominating and Corporate Governance Committee in May 2004. The Committee will consider as potential director nominees candidates recommended by various sources, including the Chief Executive Officer, any member of the Board of Directors or any qualifying stockholder of the Company, as discussed below. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. The Committee then, as and to the extent it deems advisable, seeks to identify potential director nominees or to fill any vacancies. The Nominating and Corporate Governance Committee may seek input from members of the Board of Directors and senior management in connection with this search as well as hire a search firm if deemed appropriate by the Nominating and Corporate Governance Committee. Potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any member of the Nominating and Corporate Governance Committee delegated to initially review director candidates. The reviewing Nominating and Corporate Governance Committee member will then make an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) based on the criteria set forth below. If the reviewing Nominating and Corporate Governance Committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s) (the full Nominating and Corporate Governance Committee may, in its discretion, conduct interviews as schedules permit). If a nominee is approved by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will seek Board of Director approval of the director candidate(s).
      The Board of Directors does not have any specific minimum qualifications for Nominating and Corporate Governance Committee recommended nominees to the Board of Directors; however, the factors to be considered in recommending candidates for Board of Directors membership include, but are not limited to:

•	the candidate’s ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company;

•	the candidate’s personal and professional integrity, ethics and values;

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience in the Company’s industry and with relevant social policy concerns;

•	the candidate’s experience as a board member of another publicly held company;

•	whether the candidate would be “independent” under applicable standards;

•	whether the candidate has practical and mature business judgment; and

•	the candidate’s academic expertise in an area of the Company’s operations.
      The Nominating and Corporate Governance Committee will consider suggestions for nominees for directorships from stockholders who have held a minimum of 1% of the Company’s outstanding voting securities for at least one year upon submission in writing to the Secretary of the Company the name of such nominee in accordance with the Company’s Bylaws and the procedures described below. Stockholder nominations will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee. The procedure for stockholders to submit their director candidate recommendations is as follows. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Board of Directors. The stockholder must also provide biographical information similar to what is required to be disclosed in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder must submit proof of Company stockholdings. The Company may request from the recommending stockholder such other information as may reasonably be required to determine whether the person recommended by a stockholder as a nominee meets the minimum director qualifications established by the Board of Directors and is independent for purposes of SEC and Nasdaq rules. All communications are to be directed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245. Recommendations received after 120 days prior to the mailing of the proxy statement will likely not be considered timely for consideration at that year’s annual meeting.
Stockholder Communications with the Board of Directors
      Stockholders may communicate with our non-management Board of Directors’ members by written mail addressed to the Chairman of the Nominating and Corporate Governance Committee, care of Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Secretary will forward all communications to the Chairman of the Nominating and Corporate Governance Committee.
Director Compensation
      Each non-employee director of the Company receives $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. In lieu of the $500 payment for each Audit Committee meeting attended, the Chairman of the Audit Committee receives an annual retainer of $15,000 for his Audit Committee service. All directors are reimbursed for expenses incurred in connection with service on the Board of Directors and committees.
      Pursuant to our 1996 Equity Incentive Plan, each non-employee director automatically receives options to purchase 26,666 shares of our Common Stock in connection with his initial election to the Board of Directors and automatically receives options to purchase 3,333 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value on the date of grant. For the fiscal year ended January 31, 2005, each of Messrs. Barrett and Cole was granted options to purchase 3,333 shares of Common Stock with an exercise price of $1.25 per share on June 23, 2004, the date of our 2004 Annual Meeting, and Mr. Rotherham was granted options to purchase 26,666 shares of Common Stock with an exercise price of $1.49 per share on May 10, 2004, the date of his initial appointment to the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

PROPOSAL NO. 2:
APPROVAL OF THE PEERLESS SYSTEMS CORPORATION 2005 INCENTIVE AWARD PLAN
      Our stockholders are being asked to approve the Peerless Systems Corporation 2005 Incentive Award Plan (the “2005 Plan”). On May 9, 2005, our Board approved and adopted the 2005 Plan, subject to approval by our stockholders.
      The principal features of the 2005 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2005 Plan itself which is attached to this proxy statement as Appendix A. We encourage you to read the 2005 Plan carefully.
      The Peerless Systems Corporation Amended and Restated 1996 Equity Incentive Plan (the “Prior Plan”) will terminate on May 8, 2006. Thus, the Board believes it is in the best interests of the Company and its stockholders to adopt the 2005 Plan. In the event the stockholders approve the 2005 Plan, the Prior Plan will be terminated effective as of the date of stockholder approval of the 2005 Plan.
Purpose of the 2005 Plan
      The purpose of the 2005 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s common stock, par value $0.001 (“Common Stock”), or other rights which recognize such growth, development and financial success. Our Board also believes that the 2005 Plan will enable us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.
      The 2005 Plan will become effective immediately upon stockholder approval at the Annual Meeting.
Securities Subject to the 2005 Plan
      The maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2005 Plan is the sum of: (i) 500,000 shares; plus (ii) any shares of Common Stock which as of the effective date of the 2005 Plan are available for issuance under the Prior Plan and which following the effective date of the 2005 Plan are not issued under the Prior Plan. As of May 3, 2005, there were approximately 3,790,401 shares remaining available for issuance under the Prior Plan, including 3,511,591 shares subject to outstanding awards under the Prior Plan. In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2005 Plan, the administrator of the 2005 Plan will have the authority in its sole discretion to appropriately adjust:

•	the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded under the 2005 Plan (including, but not limited to, adjusting the limitation on the maximum number and kind of shares that may be issued to any one individual during any calendar year);

•	the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards under the 2005 Plan;

•	the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing independent directors; and

•	the grant or exercise price with respect to any outstanding award.
      To the extent that an award (whether granted under the 2005 Plan or the Prior Plan) terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2005 Plan. Additionally, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award under the 2005 Plan or the Prior Plan will be available for future grants under the 2005 Plan. If any shares of restricted stock are surrendered by a participant or repurchased by the Company pursuant to the terms of the 2005 Plan or the Prior Plan, such shares also will be available for future grants under the 2005 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2005 Plan.
      The shares of Common Stock covered by the 2005 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2005 Plan, the fair market value of a share of Common Stock as of any given date will be the closing share price for our Common Stock as reported on the Nasdaq Stock Market on the last trading day immediately preceding such date. The closing share price for our Common Stock on May 3, 2005 was $2.81, as reported on the Nasdaq Stock Market.
Eligibility
      Our employees, consultants and directors are eligible to receive awards under the 2005 Plan. As of January 31, 2005, we had approximately 99 employees and consultants, and we currently have four directors, three of whom are independent directors. The administrator determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of awards to independent directors, such determinations will be made by the Board. No employee, independent director or consultant is entitled to participate in the 2005 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or Board service. Only those employees, independent directors and consultants who are selected to receive grants by the administrator may participate in the 2005 Plan.
Awards Under the 2005 Plan
      The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
      Non-Qualified Stock Options. Non-Qualified stock options (“NQSOs”) will provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance milestones. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.
      Incentive Stock Options. Incentive stock options (“ISOs”) will be designed to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant; ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the 2005 Plan and all other option plans of the Company or any parent or subsidiary) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all of our classes of stock (a “10% Owner”), the 2005 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance milestones.

      Stock Appreciation Rights. Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our Common Stock over a set base price. The base price of any SAR granted under the 2005 Plan must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the 2005 Plan will be settled in cash or shares of Common Stock, or in a combination of both.
      Restricted Stock. Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance milestones), as may be determined by the administrator. Restricted stock, typically, may be repurchased by us at the original purchase price, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.
      Deferred Stock Awards. Like restricted stock, deferred stock may not be sold, or otherwise hypothecated or transferred. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued.
      Restricted Stock Units. Restricted stock units entitle the holder to receive shares of Common Stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance milestones. Although similar to deferred stock awards, the shares of Common Stock issued pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights.
      Dividend Equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to the number of shares covered by the stock options, SARs or other specified awards held by the participant. Dividend equivalents may be paid in cash or shares of Common Stock.
      Performance Awards. Performance awards may be granted by the administrator to employees, consultants or independent directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, these awards will be based on specific performance criteria and may be paid in cash or in shares of Common Stock, or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of Common Stock, or in a combination of both.
      Stock Payments. Stock payments may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation — including, without limitation, salary, bonuses, commissions and directors’ fees — that would otherwise be payable in cash to the employee, independent director or consultant.
      The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance criteria which are related to one or more of the following performance goals, as applicable to the Company or any subsidiary, division, operating unit or individual:

•	net earnings (either before or after interest, taxes, depreciation and/or amortization);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on assets;

•	return on stockholders’ equity;

•	return on sales;

•	gross or net profit margin;

•	expense;

•	working capital;

•	earnings per share;

•	price per share of stock; and

•	market share.
      Any of the specified performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Each performance criteria will be measured in accordance with generally accepted accounting principles to the extent applicable.
      The maximum number of shares which may be subject to awards granted under the 2005 Plan to any individual during any calendar year may not exceed 250,000 shares of Common Stock, subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects the Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2005 Plan. In addition, certain employees — those whose compensation in the year of grant is, or in a future fiscal year may be, subject to the limitation on deductibility under Section 162(m) of the Code — may not receive performance awards payable in the form of a bonus in excess of $600,000 with respect to any calendar year.
Vesting and Exercise of Awards
      The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests. No portion of an award which is not vested at a participant’s termination of employment or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.
      Generally, an option or stock appreciation right granted to an employee, director or consultant may only be exercised while such person remains our employee, director or consultant, as applicable or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment, directorship or the consulting relationship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.
      Only whole shares of Common Stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery of shares of Common Stock which have been owned by the optionee for at least six months;

•	the surrender of shares of Common Stock which would otherwise be issuable upon exercise of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•	with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.
Transferability of Awards
      Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2005 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.
Grants to Independent Directors
      The 2005 Plan authorizes the grant of awards to independent directors, the terms and conditions of which are to be determined by our Board consistent with the 2005 Plan. In addition, the 2005 Plan provides for the automatic grant of certain awards to our independent directors, the terms and conditions of which are described below. Subject to stockholder approval of the 2005 Plan, on the date of each annual stockholder meeting, beginning with our annual stockholder meeting in 2005, each independent director who has served in such capacity for at least six months and who is elected to continue to serve in such capacity will be granted an option to purchase 10,000 shares of our common stock. In addition, each independent director who first joins the Board at any time during the term of the 2005 Plan automatically will receive an option to purchase 30,000 shares of our common stock. Each automatic option grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each automatic option grant will vest and become exercisable for twenty-five percent (25%) of the shares subject to such option upon the optionee’s completion of one (1) year of service as a Board member measured from the grant date and will vest and become exercisable for the balance of the shares subject to such Option in a series of thirty-six (36) successive equal monthly installments upon the optionee’s completion of each additional month of service as a Board member over the thirty-six (36) month period measured from the first anniversary of the grant date. Following the optionee’s cessation of service on the Board for any reason, each automatic option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service. There will be no limit on the number of such annual 10,000-share option grants any one eligible independent director may receive over his or her period of continued service on the Board, and independent directors who have previously been in the Company’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.
      In lieu of the automatic option grants described above, the Board may provide that any or all future automatic grants will consist of restricted stock or restricted stock units. In such event, eligible independent directors would receive an initial grant of restricted stock or restricted stock units covering 15,000 shares and an annual grant of restricted stock or restricted stock units covering 5,000 shares; provided, however, that the Board may reduce the number of shares subject to such initial or annual grants as it deems appropriate. Such automatic restricted stock awards and restricted stock unit awards will vest over a four-year period in the same manner as the automatic option grants.
      Pursuant to the policy described above and subject to stockholder approval of the Plan, each of the incumbent independent directors, Messrs. Barrett, Cole and Rotherham, will receive an option for 10,000 shares of common stock on the date of the annual meeting, subject to their re-election to the Board.

Each option will have an exercise price per share equal to the fair market value of the common stock on that grant date.
New 2005 Plan Benefits
      No awards will be granted under the 2005 Plan until it is approved by our stockholders.
      Other than the automatic grants to independent directors described above, the future benefits that will be received under the 2005 Plan by our current directors, executive officers and by all eligible employees are not currently determinable.
Administration of the 2005 Plan
      With respect to awards granted to our independent directors, the administrator of the 2005 Plan is the Board. The Compensation Committee of our Board will be the administrator of the 2005 Plan for all other persons, unless the Board assumes authority for administration. The Compensation Committee must consist of two or more directors, each of whom qualifies as a “non-employee director” pursuant to Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee may delegate its authority to grant awards to persons other than officers of the Company, to a committee consisting of one or more Compensation Committee members or officers. The administrator has the power to:

•	select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2005 Plan;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;

•	construe and interpret the terms of the 2005 Plan and awards granted pursuant to the 2005 Plan;

•	adopt rules for the administration, interpretation and application of the 2005 Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2005 Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award.
Amendment and Termination of the 2005 Plan
      The administrator may amend the 2005 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the Nasdaq Stock Market (or any other market or stock exchange on which the Common Stock is at the time primarily traded). Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2005 Plan, (ii) expand the classes of persons to whom awards may be granted under the 2005 Plan, or (iii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2005 Plan.
      The administrator may terminate the 2005 Plan at any time. However, in no event may an award be granted pursuant to the 2005 Plan on or after May 8, 2015.
Federal Income Tax Consequences Associated with the 2005 Plan
      The following is a general summary under current law of the material federal income tax consequences to participants in the 2005 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options
      If an optionee is granted a NQSO under the 2005 Plan, the optionee will not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at such time. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as capital gains or losses.

Incentive Stock Options
      No taxable income is recognized by the optionee at the time of the grant of an ISO, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.
      We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares.

Stock Appreciation Rights
      No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares received will be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock
      In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant will be taxed on the difference, if any, between the fair market value of the Common Stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2005 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the Common Stock on the date of transfer and the amount the participant paid, if any, for such restricted stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock
      A participant generally will not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards
      A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of Common Stock, the participant will recognize ordinary income.

Stock Payments
      A participant who receives a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Tax Deductions and Section 162(m) of the Code
      Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) with respect to compensation paid to certain “covered employees”. Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2005 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest upon the pre-established objective performance goals described above.
      The 2005 Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Compensation Committee determines that it is in the Company’s best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code
      Certain awards under the 2005 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation 2005 Plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2005 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE PEERLESS SYSTEMS CORPORATION 2005 INCENTIVE AWARD PLAN.

PROPOSAL NO. 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as our independent registered public accounting firm since September 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
      Stockholder ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JANUARY 31, 2006.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The fees billed by Ernst & Young LLP, our independent registered public accounting firm, during or with respect to the fiscal years ended January 31, 2004 and January 31, 2005 were as follows:
      Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended January 31, 2004 and January 31, 2005, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the applicable quarters, and performance of statutory audits for the applicable year were approximately $325,600 and $349,300, respectively. Approximately $7,400 and $6,800, respectively, of these fees were paid for review of the proxy and registration statements.
      Audit-Related Fees. The aggregate fees billed for services rendered by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for the years ended January 31, 2004 and January 31, 2005 were approximately $38,700 and $39,400, respectively, of which approximately $22,600 and $26,000, respectively, were fees paid for the audit of the Company’s 401(k) Plan and approximately $4,800 and $8,000, respectively, for certain advisory services relating to corporate governance and the Sarbanes-Oxley Act. In the years ended January 31, 2004 and 2005, approximately $11,300 and $5,400, respectively, were paid for advisory services in connection with other accounting matters.
      Tax Fees. The aggregate fees billed for tax compliance, tax advice and tax planning were approximately $65,500 and $31,900 for the years ended January 31, 2004 and January 31, 2005, respectively. In the year ended January 31, 2004, approximately $16,600 of these fees were paid for certain advisory services relating to our divestiture and sale of Netreon.
      All Other Fees. During the years ended January 31, 2004, and January 31, 2005, we paid approximately $2,700 and $2,300, respectively, for subscriptions to Ernst & Young LLP’s online service used for accounting research.
      The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provisions of these services during fiscal years 2004 and 2005 are compatible with maintaining Ernst & Young LLP’s independence.
      Pre-Approval Policy. The Audit Committee has a pre-approval policy that is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accounting firm.
      Since the May 6, 2003 effective date of the SEC rules stating that an registered public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by our Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee has a written charter that has been approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements and the Company’s critical accounting policies in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2005 with management, who have the primary responsibility for the financial statements and the reporting process. As part of its review, the Committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.
      The Committee discussed with Ernst & Young LLP the overall scope and plans for their audits. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four such meetings with Ernst & Young LLP during the fiscal year ended January 31, 2005.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the SEC. The Committee has also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2006.

The Audit Committee

Thomas G. Rotherham (Chairman since
May 10, 2004)
Robert L. North (Chairman through May 9, 2004)
Robert G. Barrett
Louis C. Cole

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our Common Stock as of May 3, 2005 by: (i) each director (each of whom is a nominee); (ii) each of the Named Executive Officers (as defined in the Summary Compensation Table below); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock.

		Outstanding
		Options
		Exercisable
	Shares of	Within 60	Percent of
Name and Address of Beneficial Owner	Common Stock	Days	Total

Directors and Named Executive Officers
Robert G. Barrett	103,691	51,663	*
Louis C. Cole	0	38,902	*
Alan D. Curtis	3,032	218,251	1.3%
Edward M. Gaughan	0	25,000	*
William R. Neil	48,232	242,625	1.7%
Howard J. Nellor	155,053	334,000	2.9%
Steve J. Robinson	0	0	*
Thomas G. Rotherham	10,000	7,222	*
All directors and executive officers as a group (10 persons)	340,893	1,206,293	8.8%

5% Beneficial Holders
State of Wisconsin Investment Board(1)	1,915,000	0	11.7%
121 East Wilson Street
Madison, WI 53707
Marathon Capital Management, LLC(2)	1,600,000	0	9.8%
P.O. Box 771
Hunt Valley, MD 21030

*	Represents beneficial ownership of less than one percent.

This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,397,584 shares of Common Stock outstanding on May 3, 2005, adjusted as required by rules promulgated by the SEC.

(1)	Based upon a Schedule 13G/ A filed February 8, 2005 with the SEC by the State of Wisconsin Investment Board.

(2)	Based upon a Schedule 13G/ A filed January 13, 2005 with the SEC by Marathon Capital Management, LLC. Marathon Capital Management, LLC is an Investment Advisor and holds sole voting power with regards to 260,000 shares and has sole dispositive power with regards to all 1,600,000 shares.

EXECUTIVE OFFICERS
      The following sets forth information with respect to the Company’s executive officers as of May 3, 2005.

Name	Age	Position

Howard J. Nellor	66	Director, President and Chief Executive Officer
William R. Neil	54	Vice President, Finance, Chief Financial Officer and Secretary
Steve J. Robinson	50	Vice President, Marketing
Eric Random	56	Vice President, Engineering
Alan D. Curtis	45	Vice President, New Product Development and Chief Technology Officer
Cary A. Kimmel	61	Vice President, Business Development
Edward M. Gaughan	36	Vice President, Sales & Special Assistant to the CEO
      Mr. Denis W. Retoske, our former executive officer, and the Company jointly agreed to terminate Mr. Retoske’s relationship with the Company pursuant to a Separation Agreement and Mutual Release on June 4, 2004.
      Mr. Nellor is a nominee for director. See “Election of Directors — Director Nominees” for a discussion of his business experience. No officer has any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer. The biographies below contain the term that each Named Executive Officer has served in such capacity.
      William R. Neil has served as our Chief Financial Officer and Vice President of Finance since August 2000 and assumed the office of Secretary in June 2004. In this capacity, he oversees and directs all financial planning, reporting, accounting and audit activities. He also manages the Contract Manufacturing, Information Technology and Human Resources departments. From February 1998 to July 2000, Mr. Neil served as our Corporate Controller. From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., a provider of non-radioactive diagnostic products and laboratory analysis for studying the effects of experimental drugs and surgical procedures on regional blood flow. Prior to that time, he served as Senior Vice President and Chief Financial Officer for Perceptronics, Inc., a developer of training and simulation devices, artificial intelligence command and control programs for the Department of Defense, and Vice President and Chief Financial Officer for Clifford Electronics, Inc., a manufacturer and distributor of auto alarm systems. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge.
      Steve J. Robinson has served as our Vice President of Marketing since May 2003. He performed various marketing and sales functions for us from September 2002 until May 2003, when he became Vice President of Marketing. In his present capacity, Mr. Robinson is responsible for all marketing and sales initiatives and positioning the Company in new market and technology sectors. Prior to joining Peerless in September 2002, Mr. Robinson was vice president of product planning at Sharp Electronics Corporation, the United States sales and marketing arm of Japanese appliance and electronic components maker Sharp Corporation, for approximately two and a half years. Prior to joining Sharp in January 2000, Mr. Robinson was the worldwide sales and marketing operations director for Xerox Corporation for approximately three years. Mr. Robinson also held senior management positions at Xerox Europe and Rank Xerox from 1992 to 1997. Mr. Robinson majored in marketing while attending South London College.
      Eric Random has served as our Vice President, Engineering since June 2001. In this capacity, he is responsible for all engineering activity at Peerless both at our headquarters in El Segundo, CA and our Kent, WA facility, Peerless Systems Imaging Products, Inc. (PSIP). From August 2000 to June 2001, Mr. Random served as Vice President, Special Projects, and he oversaw the integration of PSIP with Peerless Systems Corporation in connection with the acquisition of PSIP. From April 1999 to August 2000, Mr. Random served as a Senior Architect and member of the Peerless Core Technology group, responsible for formulating new technology direction. From July 1996 to April 1999, he spearheaded the development of the PeerlessPage color imaging architecture. He has a broad background in software development, including operating systems, computer languages and user interface. Mr. Random has been with Peerless since 1992 and holds a B.A. from Yale University.
      Alan D. Curtis has served as our Chief Technology Officer since February 2000. In this capacity, Mr. Curtis leads the Company’s new technology development efforts in the areas of high performance color imaging, system architectures supporting embedded controller technologies, and software applications supporting printing and document workflows. In his role since June 2002 as Vice President of New Product Development, Mr. Curtis is also responsible for directing the deployment of Peerless’ new technologies. Prior to his role in new product development, Mr. Curtis served as Vice President of Technology and Architecture from February 2000 to June 2002, and Vice President of Product Development from October 1999 to February 2000. From November 1997 to October 1999, Mr. Curtis served as Director of Corporate Development. Earlier roles at Peerless include Senior Project Manager, North America, Manager of Software Development, and Senior Software Engineer. Before joining Peerless in 1992, Mr. Curtis worked for Xerox, Accenture (formerly Andersen Consulting), and two start-ups developing software for the entertainment field. Mr. Curtis holds an M.S. in Computer Science from the University of Wisconsin, Madison and a B.A. from UCLA.
      Cary A. Kimmel has served as our Vice President of Business Development since October 2001. In this capacity, Mr. Kimmel is responsible for contractual relationships with the Company’s customers and strategic partners, tactical pricing and license management. Since April 2001, Mr. Kimmel has represented Peerless as a board member of Peerless Systems K.K. in Tokyo, Japan. Mr. Kimmel joined the Company in June 1995 and held the position of Director of Business Development from June 1995 to February 2001 and Senior Director Business Development from February 2001 to October 2001. Immediately prior to joining the Company in June 1995, Mr. Kimmel was with Xerox Corporation for twenty-six years and held positions in Product and Project Planning, Finance and Business Development.
      Edward M. Gaughan has served as our Vice President, Sales & Special Assistant to the CEO since June 2004. Between June 2002 and May 2004, Mr. Gaughan was Co-Founder (with his wife) and Vice President of Impact Marketing, Inc., an S corporation involved in the business of consulting in the area of channel program development and business development, that is owned 50% by Mr. Gaughan and 50% by his wife, where he was responsible for providing sales, marketing and new business development strategies to office solutions providers. Also during that time, beginning in June 2002, Mr. Gaughan provided consulting services to us as an independent contractor with respect to assistance with product and corporate positioning, collateral and sales tool development and delivery of Web-based training. From December 2000 to May 2002, he served as Vice President of Sales and Business Development at T/ R Systems, Inc., a public company traded on Nasdaq that develops solutions for the management and production of digital documents, where he managed and developed OEM account managers and the field sales team, including product positioning and implementing strategies to generate new business. From January 1994 until December 2000, he worked for Electronics for Imaging, Inc., a digital imaging and print management company listed on Nasdaq, his last position being Director of Sales and Product Marketing.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
      The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities for the fiscal years indicated for each of the following persons (the “Named Executive Officers”):

•	our chief executive officer; and

•	the next four of our most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of January 31, 2005 whose annual salary and bonus exceeded $100,000.

				Long-Term
				Compensation
		Annual		Awards/
		Compensation(1)		Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(2)

Howard J. Nellor	2005	$270,000	$22,500	175,000	$2,000
President, Chief Executive Officer	2004	270,000	0	0	2,000
and Director	2003	275,769	127,500	30,000	2,000

William R. Neil	2005	180,000	11,250	75,000	2,000
Vice President, Finance and	2004	180,000	0	0	2,519
Chief Financial Officer	2003	183,846	63,750	20,000	0

Edward M. Gaughan(3)	2005	167,252	11,500	100,000	22,577
Vice President, Sales & Special Assistant to the CEO

Steve J. Robinson(4)	2005	315,798	1,500	20,000	2,000
Vice President, Marketing	2004	241,495	0	0	2,000
	2003	60,577	13,333	50,000	39,501

Alan D. Curtis	2005	165,000	7,500	50,000	2,000
Vice President, New Product	2004	163,211	0	25,000	2,087
Development and Chief Technology	2003	145,904	42,500	65,000	2,000
Officer

(1)	In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of the salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus described in this table.

(2)	Represents Company matching contributions under the 401(k) Plan, a travel allowance of $20,000 paid to Mr. Gaughan in fiscal year 2005, and a relocation reimbursement of $39,201 paid to Mr. Robinson in fiscal year 2003.

(3)	Mr. Gaughan became an executive officer on June 1, 2004. His salary for fiscal year 2005 is based upon his salary as an executive officer from June 1, 2004 until January 31, 2005. In fiscal year 2005, $33,406 of his salary took the form of commissions. Mr. Gaughan receives a monthly travel allowance of $2,500 for the first year of his employment, with the last payment to be made in May 2005. In addition, the company of which he is a 50% owner and of which his wife is a 50% owner, and his wife is the sole employee, Impact Marketing, Inc., provided services to the Company of $114,657, which included consulting fees of $92,585 and expense reimbursements of $22,072, including services performed by Mr. Gaughan as an independent contractor consultant prior to June 1, 2004. Those amounts are not listed in the Summary Compensation Table above. See the section of this proxy statement entitled “Certain Relationships and Related Transactions.”

(4)	Mr. Robinson became an executive officer on September 30, 2002. His salary for fiscal year 2003 is based upon his salary from October 1, 2002 until January 31, 2003. In fiscal year 2004 and fiscal year 2005, $59,800 and $130,798, respectively, of his salary took the form of commissions. Mr. Robinson received a relocation reimbursement of $39,201 in fiscal year 2003.

Stock Option Grants and Exercises
      Option/ SAR Grants in Fiscal Year 2005. The following table summarizes the stock options granted to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percentage of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(3)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal 2005(1)	(per share)	Date(2)	5%	10%

Howard J. Nellor	175,000	18.18%	$1.33	9/30/2014	$146,375	$370,944
William R. Neil	75,000	7.79	1.33	9/30/2014	62,732	158,976
Edward M. Gaughan	100,000	10.39	1.28	6/01/2014	80,499	203,999
Steve J. Robinson	20,000	2.08	1.28	5/24/2014	16,100	40,800
Alan D. Curtis	50,000	5.19	1.33	9/30/2014	41,821	105,984

(1)	Based on an aggregate of 962,707 shares of Common Stock that are subject to options granted to employees during fiscal year 2005 (including executive officers).

(2)	The term of each option grant is generally ten years from the date of grant. The options may terminate before their expiration dates if the option holder’s status as an employee is terminated or upon the option holder’s death or disability. The Company’s bylaws prohibit repricing of options without stockholder approval.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent either historical appreciation or the Company’s estimate or projection of the Company’s future Common Stock prices.
      Option Exercises in Fiscal Year 2005. The following table shows for the fiscal year ended January 31, 2005 certain information regarding options exercised by and held at year-end by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2005.
Aggregated Option Exercises Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In the Money Options at
	Options at January 31, 2005		January 31, 2005(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Howard J. Nellor	509,000	0	$310,100	$0
William R. Neil	217,625	100,000	74,425	114,750
Edward M. Gaughan	0	100,000	0	128,000
Steve J. Robinson	30,000	40,000	32,900	45,700
Alan D. Curtis	205,751	100,000	64,424	100,500

(1)	Based on the closing price of our Common Stock on February 1, 2005 of $1.34.

Executive Agreements
      Change in Control Severance Agreements. Upon the recommendation of the Compensation Committee, the Board of Directors approved change in control severance agreements for six of the Company’s executive officers effective as of October 10, 2003 and effective as of June 2, 2004 for Mr. Gaughan. The change in control severance agreements provide each of our seven executive officers with enhanced benefits in the case of a change in control and: (i) the executive is terminated within eighteen (18) months following the change in control, other than for cause, or (ii) the executive terminates his employment for good reason (as defined) within 18 months following the change in control or (ii) such change in control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement for the purpose of consummating a change in control transaction while the executive was employed by the Company and (B) within one (1) year following the termination of the executive’s employment by the Company without cause (as defined). Upon such events, the executives are entitled to severance compensation and benefits, including those set forth below.

•	A lump sum payment equal to one (or two for the chief executive officer only) times base salary.

•	A lump sum payment equal to one (or two for the chief executive officer only) times bonus at expected value.

•	Full vesting of unvested stock options.

•	Continued medical and dental insurance benefits substantially similar to those provided to the executive and his eligible family members for either one or two years, depending upon the participant.
      Each change in control severance agreement has a three year term; provided, however, that the agreements automatically extend for one additional year on the third anniversary of the agreement’s effective date and on each subsequent anniversary, unless either the executive or the Company elects not to so extend the term of the agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the term as then in effect.
      If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the agreements or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.
      Transaction Incentive Plan. As software companies in the printing segment continue to consolidate, the Company believes it is important to be prepared for the possibility of a sale of all of the Company, part of the Company or substantially all of the assets of the Company. In order to be prepared should a transaction opportunity present itself or become necessary, the Board of Directors adopted a transaction incentive plan in October 2003, in order to incentivize our Chief Executive Officer and Chief Financial Officer to complete a corporate transaction, align such executives’ interests to maximize stockholder value, directly tie the payout to the transaction value and compensate such executives for prior salary adjustments and periodic stock option grants that were not made. The term of the transaction incentive plan is through January 31, 2007. Pursuant to the transaction incentive plan, upon a change in control (as defined), the Chief Executive Officer and Chief Financial Officer will receive up to 50% and 35%, respectively, of the bonus pool; the bonus pool will equal 5% of the enterprise value, which is the transaction value (the fair market value of the per share consideration received by the Company/stockholders upon the change in control multiplied by the number of our shares of Common Stock outstanding as of the change in control) minus $23,100,000. The participants in the transaction incentive plan must be employed by the Company upon the change in control in order to receive the benefits of the transaction incentive plan, except in the case of death or disability, in which case the executive is eligible to receive 75% of the payout amount. The payments under the Transaction Incentive Plan are in addition to any payments that may be payable under the Change in Control Severance Agreements.

      If any payment or distribution to or for the benefit of the executive (whether paid or payable or distributed or distributable) pursuant to the terms of the Transaction Incentive Plan or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion of the payments are subject to an excise tax, but only if, by reason of such reduction, the net after-tax benefit to the executive exceeds the net after-tax benefit to the executive if no reduction was made.
Equity Compensation Plan Information
      The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of Peerless’ equity compensation plans as of January 31, 2005.

					Number of Securities
					Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under Equity
	be Issued Upon Exercise		Exercise Price of		Compensation Plans
	of Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	3,760,193	(1)	$2.30	(1)	284,287
Employee stock purchase plan approved by security holders	N/A		N/A		632,682
Equity compensation plans not approved by security holders	N/A		N/A		N/A

Total	3,760,193	(1)	$2.30	(1)	904,302

(1)	Excludes 12,667 outstanding options with a weighted average exercise price of $0.73 per share assumed by the Company in connection with the merger of Auco, Inc. (re-named Netreon, Inc.), with and into the Company in June 1999. The plan governing these options was terminated as to future option grants as of the time of the merger.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ended January 31, 2005, all of the executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, except that Thomas G. Rotherham, a director of the Company, filed a late Form 4 with respect to one share purchase transaction and Steve Robinson, an officer of the Company, did not report one transaction with respect to the grant of stock options on a timely-filed Form 4, but such transaction was subsequently reported on a Form 5.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee currently consists of Messrs. Barrett (Chairman), Cole and Rotherham. No member of the Compensation Committee has served as one of the Company’s officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
      The Compensation Committee of our Board of Directors (herein this report, the “Committee”) is pleased to present its annual report, which is intended to update stockholders on the development of our executive compensation program. This report summarizes the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the chief executive officer, executive officers and senior management was determined for the fiscal year ended January 31, 2005.
      During the 2005 fiscal year, the members of the Committee were Robert G. Barrett (Chairman), Louis C. Cole and Thomas G. Rotherham (since May 10, 2004). The Committee’s responsibilities include oversight, development and administration of the total compensation program for executive officers, senior management and other key executives, and administration of the incentive, equity and employee benefit plans. The Committee is directly responsible for the compensation of our Chief Executive Officer. During the 2005 fiscal year, the Committee held four meetings and acted by written consent on one occasion.
Executive Compensation Philosophy
      In designing the Company’s compensation programs, we follow our belief that compensation should reflect the value created for stockholders while supporting our business strategies and long-range plans and the markets we serve. The Committee reviews and determines the compensation of our executive officers based on a compensation program that reflects the following themes:

•	A compensation program that stresses our annual financial performance and increase in the Company’s value;

•	A compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value; and

•	A compensation program that will attract, motivate and retain high quality employees who will enable us to achieve our strategic and financial performance goals.
      In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products based on data obtained using the Radford database, which helps identify compensation of small software technology companies on the West Coast, the individual performance of each Company executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.
Executive Compensation Components
      The Company’s executive compensation package consists of three components: base salary, annual cash performance incentives, and equity-based compensation incentives. On an annual basis the Committee, in conjunction with executive management, assesses the effectiveness of the overall program. The Committee also on a regular basis compares the compensation levels of the Company’s executives and the Company’s performance to the compensation received by executives and the performance of similar companies using the Radford database, which helps identify compensation of small software technology companies on the West Coast. The following is a discussion of the principal components of the executive compensation program for fiscal year 2005, each of which is intended to serve our overall compensation philosophy.

      Base Salary and Benefits. Each executive officer’s salary is reviewed individually on an annual basis. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Committee also takes into account Company performance in setting salaries.
      Performance Incentive Compensation. The Compensation Committee administers our annual management incentive cash bonus plan for executive officers and senior operations, sales and staff managers. The goal of the management incentive plan is to reward participants in proportion to Company performance and/or our business unit/region for which they have a direct impact, adjusted for individual performance. In September 2004, the Committee discussed executive bonuses and the amount proposed to be paid to each executive. The Committee determined not to award executive bonuses at that time and further determined that any bonuses would be subject to the satisfaction of certain conditions and business objectives such as obtaining certain distribution agreements and signing certain business deals. In March 2005, the Committee discussed the importance of the retention of senior management and the need for proposed bonus payments, and discussed in detail the proposed bonuses of certain executive officers that were submitted by management. Mr. Nellor was asked to share his opinion regarding certain employees’ responsibilities, contributions and overall compensation. The Committee discussed the Company’s stock price and whether such bonuses could be justified in light of the Company’s performance. After discussion and a review of the profit the Company earned in the fourth quarter, modest bonuses were awarded to each of Messrs. Nellor, Neil, Gaughan, Robinson, Kimmel, Random and Curtis.
      Long-Term Incentive Compensation. The primary purpose of our long-term incentive compensation is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen their personal commitments to the Company and provide a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officer’s interests with those of our other stockholders. Our primary form of long-term incentive compensation is through stock option grants. The ultimate value of any stock option is based solely on the increase in value of the shares of our Common Stock over the grant price. The Committee grants stock options with exercise prices equal to the fair market value of our Common Stock on the date of grant. Accordingly, stock options have value only if our stock price appreciates from the date of grant. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. On September 30, 2004, the Committee met and addressed several officer bonus and stock options matters with and without the Company’s senior executive officers present and, after receiving input from counsel, granted options to purchase shares of the Company’s Common Stock pursuant to the Company’s 1996 Equity Incentive Plan, as amended and restated, to each of Messrs. Nellor, Neil, Curtis, Random and Kimmel as an incentive to align the executive officers’ goals with those of the stockholders in increasing stockholder value, as a reward for their hard work, and as an incentive to keep them motivated to accomplish certain critical business objectives.
CEO Compensation
      Based on the results of the Company for fiscal year 2005, the Committee did not increase Mr. Nellor’s salary for fiscal year 2006. In order to align Mr. Nellor’s goals with those of the stockholders, the Committee did award Mr. Nellor 175,000 options to purchase Company Common Stock at the fair market value price for the Company’s Common Stock on the date of grant of September 30, 2004. The Committee also awarded Mr. Nellor a bonus of $22,500 for the fiscal year based, in part, on the profit the Company achieved in the fourth quarter.

Tax Deductibility of Executive Compensation
      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to each of the Named Executive Officers in a taxable year. Options granted with exercise prices at least 100% of fair market value are intended to qualify under the Peerless Systems Corporation Amended and Restated 1996 Equity Incentive Plan as “performance-based compensation.” Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee believes that, with respect to the application of Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million.

The Compensation Committee

Robert G. Barrett (Chairman)
Louis C. Cole
Thomas G. Rotherham (Member since May 10, 2004)
Robert L. North (Resigned May 9, 2004)

PERFORMANCE MEASUREMENT COMPARISON
      The following chart shows a five-year comparison of cumulative returns, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (United States Companies) and the CoreData Application Software Index (formerly known as the Media General Software Applications Index). The CoreData Application Software Index is comprised of 125 leading software application companies, as determined by Media General Financial Services. The graph assumes that $100 was invested in each of the Common Stock, the Nasdaq Stock Market and the CoreData Application Software Index on February 1, 2000.
CODE OF BUSINESS CONDUCT AND ETHICS
      The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees. Our Code of Business Conduct and Ethics, as applied to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act. A copy of our Code of Business Conduct and Ethics is available on the Company’s website at www.peerless.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Company. The Company intends to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics applicable to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers on our website at www.peerless.com within 5 business days or as otherwise required by the SEC or Nasdaq.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The Company made payments to Impact Marketing, Inc., a company 50% owned by Mr. Gaughan, one of our executive officers, and 50% owned by his wife, who is the sole employee, of approximately $137,000 in fiscal year 2005, of which approximately $22,000 applied to services performed in fiscal year 2004 and the remainder applied to services performed in fiscal year 2005, which included consulting fees of $92,585 and expense reimbursements of $22,072. The services performed include independent contractor consulting services performed by Mr. Gaughan in the area of channel program development and business development for the Sierra program, assistance with product and corporate positioning, collateral and sales tool development, and delivery of Web-based training. The Company expects that Impact Marketing, Inc. will continue to perform similar services for the Company during fiscal year 2006, but in an amount of services under or around $40,000.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
      It is currently contemplated that our 2006 Annual Meeting of Stockholders will be held on or about June 22, 2006. Proposals by stockholders to be presented at the Company’s 2006 annual meeting must be received by the Company, c/o Secretary, at 2381 Rosecrans Avenue, El Segundo, CA 90245, no later than January 16, 2006, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting. Furthermore, pursuant to the Company’s Bylaws, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before the Company’s 2006 annual meeting if such proposal is not submitted between 60 and 90 days prior to June 22, 2006.
INCORPORATION BY REFERENCE
      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act. Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.
AVAILABLE INFORMATION
      The Company is required to file annual, quarterly and special reports and other information with the SEC. You can read the Company’s filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rate at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are also available at the office of the Nasdaq Stock Market, Inc. For further information on obtaining copies of the Company’s public filings at the Nasdaq Stock Market, you should call (212) 656-5060. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

By Order of the Board of Directors

William R. Neil
Vice President, Finance, Chief Financial Officer and Secretary
May 16, 2005
      PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE. UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

APPENDIX A
PEERLESS SYSTEMS CORPORATION
2005 INCENTIVE AWARD PLAN
      Peerless Systems Corporation, a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Peerless Systems Corporation 2005 Incentive Award Plan (the “Plan”). The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).
      The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE I.
DEFINITIONS
      Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
      1.1. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.
      1.2.     “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
      1.3.     “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
      1.4.     “Award Limit” shall mean two hundred fifty thousand (250,000) shares of Common Stock, as adjusted pursuant to Section 12.3; provided, however, that, solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean $600,000.
      1.5.     “Board” shall mean the Board of Directors of the Company.
      1.6.     “Change in Control” means the occurrence of any of the following events:
      (a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company,

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c);
provided, however, that notwithstanding the foregoing, an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities shall not be considered an acquisition by any person or group for purposes of this subsection (a); provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control;
      (b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
      (c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction,

(B) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Incumbent Board at the time of the Board’s approval of the agreement providing for the transaction or other action of the Board approving the transaction, and

(C) after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (C) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
      (d) stockholder approval of a liquidation or dissolution of the Company.
      For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.
      1.7.     “Code” shall mean the Internal Revenue Code of 1986, as amended.
      1.8.     “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.
      1.9.     “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
      1.10. “Company” shall mean Peerless Systems Corporation, a Delaware corporation.
      1.11. “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.
      1.12. “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.
      1.13. “Director” shall mean a member of the Board.
      1.14. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.
      1.15. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
      1.16. “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
      1.17. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.
      1.18. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      1.19. “Fair Market Value” of a share of Common Stock as of a given date shall mean: (a) the closing price of a share of Common Stock on the trading day previous to such date as reported by the Nasdaq Stock Market or any successor quotation system, or (b) if the Common Stock is not quoted on Nasdaq Stock Market or a successor quotation system but is traded on an exchange, the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (c) if the Common Stock is not quoted on Nasdaq Stock Market or a successor quotation system and not publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.
      1.20. “Holder” shall mean a person who has been granted or awarded an Award.
      1.21. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.
      1.22. “Independent Director” shall mean a member of the Board who is not an Employee.
      1.23. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.
      1.24. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

      1.25. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.
      1.26. “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on stockholders’ equity, (h) return on sales, (i) gross or net profit margin, (j) expense, (k) working capital, (l) earnings per share, (m) price per share of Common Stock, and (n) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.
      1.27. “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
      1.28. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.
      1.29. “Plan” shall mean the Peerless Systems Corporation 2005 Incentive Award Plan.
      1.30. “Prior Plan” shall mean the Peerless Systems Corporation 1996 Equity Incentive Plan.
      1.31. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.
      1.32. “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.
      1.33. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.
      1.34. “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
      1.35. “Securities Act” shall mean the Securities Act of 1933, as amended.
      1.36. “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.
      1.37. “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a key Employee, Independent Director or Consultant in cash, awarded under Article VIII of the Plan.

      1.38. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
      1.39. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.
      1.40. “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
      1.41. “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
      1.42. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.
ARTICLE II.
SHARES SUBJECT TO PLAN
      2.1. Shares Subject to Plan.
      (a) Subject to Section 12.3 and Section 2.1(b), the maximum aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 500,000 shares; and (ii) any shares of Common Stock which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Common Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in Section 2.1(a)(i), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Common Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).
      (b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1(a). The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
      2.2. Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.
      2.3. Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Independent Director or Consultant during any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled continue to be counted against the Award Limit.
ARTICLE III.
GRANTING OF AWARDS
      3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
      3.2. Provisions Applicable to Section 162(m) Participants.
      (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).
      (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.
      (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.
      (d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
      3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
      3.4. Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).
      3.5. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.
ARTICLE IV.
GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND INDEPENDENT DIRECTORS
      4.1. Eligibility. Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5 and as provided in Section 4.6.

      4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
      4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.
      4.4. Granting of Options to Employees and Consultants.
      (a) The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.
      (b) Upon the selection of a key Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.
      (c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.
      4.5. Granting of Options to Independent Directors. The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors; and

(c) Subject to the provisions of Article 5, determine the terms and conditions of such Options, consistent with the Plan.
      4.6. Automatic Grants to Independent Directors.
      (a) During the term of the Plan, a person who first becomes an Independent Director automatically shall, upon the date of his or her initial election or appointment to be an Independent Director, be granted an Option to purchase 30,000 shares of Common Stock (an “Initial Option”). In addition, on the date of each annual meetings of the Company’s stockholders, commencing with the annual meeting held in 2005, each Independent Director who has served in such capacity for at least six months immediately prior to such date automatically shall be granted an Option to purchase 10,000 shares of Common Stock effective as of the date of such annual meeting of stockholders (an “Annual Option”); provided, he or she continues to serve as member of the Board as of such date. For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option on such date as well. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent they are otherwise eligible, will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Option grant.
      (b) The following provisions govern the terms of the Initial Options and Annual Options granted pursuant to paragraph (a) above. Initial Options and Annual Options shall be Non-Qualified Stock Options with an exercise price per share of Common Stock equal to 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Each Option granted pursuant to Section 4.6(a) shall vest and become exercisable for twenty-five percent (25%) of the shares subject to such Option upon the Independent Director’s completion of one (1) year of service as a Board member measured from the grant date and shall become exercisable for the balance of the shares subject to such Option in a series of thirty-six (36) successive equal monthly installments upon the Independent Director’s completion of each additional month of service as a Board member over the thirty-six (36)-month period measured from the first anniversary of the grant date. The term of each Option granted pursuant to Section 4.6(a) shall be 10 years from the date the Option is granted. Upon a Director’s termination of membership on the Board for any reason, his or her Option granted under Section 4.6(a) shall remain exercisable for 12 months following his or her termination of membership on the Board (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option). Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 4.6(a) which is unexercisable at the time of an Independent Director’s termination of membership on the Board shall thereafter become exercisable.
      (c) At any time, the Board may, in its sole and absolute discretion, determine that the Independent Directors shall be granted Restricted Stock or Restricted Stock Units in lieu of one or more future Option grants to be made pursuant to Section 4.6(a). In the event the Board exercises its discretion under this Section 4.6(c), the number of shares of Common Stock subject to such Restricted Stock awards or Restricted Stock Unit awards granted in lieu of an Initial Option or Annual Option shall be 15,000 shares and 5,000 shares, respectively, or such lesser number of shares as the Board may determine to be appropriate. Any Restricted Stock award or Restricted Stock Unit award granted pursuant to this Section 4.6(c) shall vest with respect to twenty-five percent (25%) of the shares subject to such award upon the Independent Director’s completion of one (1) year of service as a Board member measured from the grant date and shall vest with respect to the balance of the shares subject to such award in a series of thirty-six (36) successive equal monthly installments upon the Independent Director’s completion of each additional month of service as a Board member over the thirty-six (36)-month period measured from the first anniversary of the grant date. Unless otherwise determined by the Board on or after the date of grant of such Restricted Stock award or Restricted Stock Unit award, no portion of an award granted under this Section 4.6(c) which is unvested at the time of an Independent Director’s termination of membership on the Board shall thereafter become vested.
      (d) All of the foregoing grants authorized by this Section 4.6 are subject to stockholder approval of the Plan.
      4.7. Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.
TERMS OF OPTIONS
      5.1. Option Price. The price per share of the shares subject to each Option granted to Employees, Independent Directors and Consultants shall be set by the Administrator; provided, however, that:

(a) In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(c) In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.
      5.2. Option Term. The term of an Option granted to an Employee, Independent Director or Consultant shall be set by the Administrator in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.
      5.3. Option Vesting.
      (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee, Independent Director or a Consultant vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee, Independent Director or Consultant vests.
      (b) No portion of an Option granted to an Employee, Independent Director or Consultant which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.
      (c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this

Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.
      5.4. Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
ARTICLE VI.
EXERCISE OF OPTIONS
      6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
      6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Board, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

      6.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).
      6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.
      6.5. Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
      6.6. Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
ARTICLE VII.
AWARD OF RESTRICTED STOCK
      7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Administrator determines is a key Employee, or any Independent Director or any Consultant who the Administrator determines should receive such an Award.
      7.2. Award of Restricted Stock.
      (a) The Administrator may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees, and select from among the Key Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.
      (b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
      (c) Upon the selection of an Employee, Independent Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
      7.3. Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.
      7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; and, provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.
      7.5. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m)

Participants, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.
      7.6. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
      7.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
      7.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
ARTICLE VIII.
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS
      8.1. Eligibility. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee whom the Administrator determines is a key Employee, or any Independent Director or any Consultant whom the Administrator determines should receive such an Award.
      8.2. Performance Awards.
      (a) Any key Employee, Independent Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, Independent Director or Consultant.
      (b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Section 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Section 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Section 162(m) Participant under this Section 8.2(b) during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Section 162(m) Participant shall be determined on the basis of generally accepted accounting principles.
      8.3. Dividend Equivalents.
      (a) Any key Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock,

Performance Award or Restricted Stock Unit award is granted and the date such Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
      (b) Any Holder of an Option who is an Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option vests, is exercised, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
      (c) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.
      8.4. Stock Payments. Any key Employee, Independent Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.
      8.5. Deferred Stock. Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.
      8.6. Restricted Stock Units. Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Independent Director or Consultant. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed. The Administrator shall specify the purchase price, if any, to be paid by the Employee, Independent Director or Consultant to the Company for such shares of Common Stock to be distributed pursuant to the Restricted Stock Unit award.
      8.7. Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.
      8.8. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
      8.9. Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.
      8.10. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.
ARTICLE IX.
STOCK APPRECIATION RIGHTS
      9.1. Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee, Independent Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.
      9.2. Coupled Stock Appreciation Rights.
      (a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
      (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.
      (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.
      9.3. Independent Stock Appreciation Rights.
      (a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Independent Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.
      (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.
      9.4. Payment and Limitations on Exercise.
      (a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised). The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.
      (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.
ARTICLE X.
COMPLIANCE WITH SECTION 409A OF THE CODE
      10.1. Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article X, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article X.
      10.2. Distributions under a Section 409A Award.
      (a) Subject to subsection (b), any shares of Common Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the Holder’s separation from service, as determined by the Secretary of the Treasury,

(ii) the date the Holder becomes disabled,

(iii) the Holder’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi) the occurrence of an unforeseeable emergency with respect to the Holder.

      (b) In the case of a Holder who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Holder’s separation from service (or, if earlier, the date of the Holder’s death). For purposes of this subsection (b), a Holder shall be a specified employee if such Holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.
      (c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Holder’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
      (d) For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.
      10.3. Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.
      10.4. Elections under Section 409A Awards.
      (a) Any deferral election provided under or with respect to an Award to any Employee, Independent Director or Consultant, or to the Holder of a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii), any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(i) In the case of the first year in which an Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Employee, Independent Director or Consultant, or the Holder, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(ii) In the case of any performance-based compensation based on services performed by an Employee, Independent Director or Consultant, or the Holder, over a period of at least twelve (12) months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.
      (b) In the event that a Section 409A Award permits, under a subsequent election by the Holder of such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

(ii) in the case such subsequent election relates to a distribution or payment not described in Section 10.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

(iii) in the case such subsequent election relates to a distribution or payment described in Section 10.2(a)(iv), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).
      10.5. Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.
ARTICLE XI.
ADMINISTRATION
      11.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
      11.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.
      11.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
      11.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
      11.5. Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals: (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
      12.1. Transferability of Awards.
      (a) Except as otherwise provided in Section 12.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent award, Stock Payment award or Restricted Stock Unit award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
      (b) Notwithstanding Section 12.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 12.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.
      12.2. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the

Administrator may, except as provided in Section 12.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) expand the classes of persons to whom Awards may be granted under the Plan, or (iii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 12.4.
      12.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
      (a) Subject to Section 12.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, and the maximum number and kind of shares which may be granted or issued as Restricted Stock awards, Restricted Stock Unit awards, Performance Awards, Dividend Equivalent awards, Deferred Stock awards or Stock Payment awards, and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) The number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Independent Directors pursuant to Section 4.6(a); and

(iv) The grant or exercise price with respect to any Award.
      (b) Subject to Sections 12.3(c) and 12.3(e), in the event of any transaction or event described in Section 12.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

      (c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 12.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
      (d) Subject to Sections 12.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.
      (e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.
      (f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
      (g) No action shall be taken under this Section 12.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
      12.4. Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.
      12.5. Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
      12.6. Prohibition on Repricing. Subject to Section 12.3, the Administrator shall not, without the approval of the stockholders of the Company authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company.
      12.7. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Directorship or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Directorship or Termination of Consultancy for “cause” (as such term is defined in the sole and absolute discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Holder).
      12.8. Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
      12.9. Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
      12.10. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
      12.11. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
* * * * *

PEERLESS SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

June 30, 2005
2:00 p.m.
2381 Rosecrans Avenue
El Segundo, CA 90245

Peerless Systems Corporation 2381 Rosecrans Avenue El Segundo, CA 90245	proxy

The undesigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 30, 2005 and appoints Howard J. Nellor and Elliot M. Shirwo, Esq., or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $0.001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on June 30, 2005 at 2:00 p.m. (Pacific Daylight Time) at 2381 Rosecrans Avenue, El Segundo, California 90245, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted FOR all nominees and items 2 and 3.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Daylight Time) on June 29, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/prls/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (Central Daylight Time) on June 29, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Peerless Systems Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Each of the Nominees and Items 2 and 3.

1.	Election of directors:	01 Robert G. Barrett	03 Howard J. Nellor	☐	Vote FOR	☐	Vote WITHHELD
		02 Louis C. Cole	04 Thomas G. Rotherham		all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Peerless Systems Corporation 2005 Incentive Award Plan	☐	For	☐	Against	☐	Abstain

3.	Ratification of selection of Ernst & Young LLP as Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.